SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report	February 12, 2008
(Date of earliest event reported)

Lakeland Financial Corporation

(Exact name of Registrant as specified in its charter)

Indiana

(State or other jurisdiction of incorporation)

0-11487	35-1559596
(Commission File Number)	(I.R.S. Employer Identification Number)

202 East Center Street, Warsaw, Indiana	46581-1387
(Address of principal executive offices)	(Zip Code)

(574) 267-6144

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 FR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 FR 240.13e-4(c))

Item 8.01 Other Events.

On February 12, 2008, the Board of Directors of Lakeland Financial Corporation (the “Company”) approved the adoption of the Lakeland Financial Corporation 2008 Equity Incentive Plan (the “2008 Plan”). The adoption of the 2008 Plan is subject to shareholder approval, and shareholders will be asked to approve the adoption of the 2008 Plan at the annual meeting to be held on April 8, 2008. The 2008 Plan is intended to provide the Company with the means to continue its equity-based compensation program previously maintained under the Company’s prior stock option plan, which expired pursuant to its terms in December, 2007. Because of the expiration of the prior plan, the options that the Compensation Committee intended to award to certain executive officers in December, 2007, were not awarded and the Compensation Committee currently intends to grant awards to certain officers after the Company receives shareholder approval for the 2008 Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAKELAND FINANCIAL CORPORATION

Dated: February 19, 2008	By:	/s/ David M. Findlay

David M. Findlay

Chief Financial Officer